Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Fourth Quarter and Fiscal 2024 Results

•Q4 FY24 Bookings of $284.4 million; book-to-bill ratio of 1.14
•Q4 FY24 Revenue of $248.6 million; GAAP net loss and adjusted EBITDA ($10.8) million and $31.2 million, respectively
•Record backlog of $1.3 billion; up 16% year-over-year

ANDOVER, Mass. August 13, 2024 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the fourth quarter and fiscal year 2024, ended June 28, 2024.
“In fiscal 2024, we made considerable progress in addressing what we believe to be transient challenges in the business, and we enter fiscal 2025 confident in our strategic positioning as a leader in mission-critical processing at the edge and our ability to deliver predictable organic growth with expanding margins and robust free cash flow,” said Bill Ballhaus, Mercury’s Chairman and CEO.
“Our fourth quarter fiscal 2024 results reflect solid progress in each of our four priority focus areas, with highlights that include retiring risk across our remaining challenged programs and returning to pilot production on our common processing architecture area; expanding our record backlog to over $1.3 billion, up 16% year-over-year; further streamlining of our operations to increase positive operating leverage as we expect to return to organic growth; and reversing the multi-year trend of growth in working capital, producing a record $61.4 million of free cash flow in the quarter.”

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 2

Fourth Quarter Fiscal 2024 Results
Total Company fourth quarter fiscal 2024 revenues were $248.6 million, compared to $253.2 million in the fourth quarter of fiscal 2023.
Total bookings for the fourth quarter of fiscal 2024 were $284.4 million, yielding a book-to-bill ratio of 1.14 for the quarter.
Total Company GAAP net loss and loss per share for the fourth quarter of fiscal 2024 were $10.8 million, and $0.19, respectively, compared to GAAP net loss and loss per share of $8.2 million, and $0.15, respectively, for the fourth quarter of fiscal 2023. Adjusted earnings per share (“adjusted EPS”) was $0.23 per share for the fourth quarter of fiscal 2024, compared to $0.11 per share in the fourth quarter of fiscal 2023.
Fourth quarter fiscal 2024 adjusted EBITDA for the total Company was $31.2 million, compared to $21.9 million for the fourth quarter of fiscal 2023.
Cash flows provided by operating activities in the fourth quarter of fiscal 2024 were $71.8 million, compared to $12.6 million in the fourth quarter of fiscal 2023. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $61.4 million for the fourth quarter of fiscal 2024 and $3.8 million for the fourth quarter of fiscal 2023.
Full Year Fiscal 2024 Results
Full year fiscal 2024 revenues were $835.3 million, compared to $973.9 million full year fiscal 2023.
Total bookings for fiscal 2024 were $1.02 billion, yielding a book-to-bill ratio of 1.22 for the year.
Total Company GAAP net loss and loss per share for fiscal 2024 was $137.6 million, and $2.38, respectively, compared to GAAP net loss and loss per share of $28.3 million, and $0.50, respectively, for fiscal 2023. Adjusted (loss) earnings per share (“adjusted EPS”) was ($0.69) per share for fiscal 2024, compared to $1.00 per share for fiscal 2023.
Fiscal 2024 adjusted EBITDA for the total Company was $9.4 million, compared to $132.3 million for fiscal 2023.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 3

Cash flows provided by (used in) operating activities in fiscal 2024 were $60.4 million, compared to $(21.3) million in fiscal 2023. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $26.1 million for fiscal 2024 and $(60.1) million for fiscal 2023.
Backlog
Mercury’s total backlog at June 28, 2024 was $1.33 billion, a $185.9 million increase from a year ago. Of the June 28, 2024 total backlog, $758.9 million represents orders expected to be recognized as revenue within the next 12 months.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 4

Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, August 13, 2024, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
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Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 5

Mercury Systems – Innovation that Matters®
Mercury Systems is a technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 6

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the dispute arising with the former CEO over his resignation, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 28, 2024 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
David E. Farnsworth, CFO
Mercury Systems, Inc.
978-967-1991

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 7

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 28,	June 30,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$180,521	$71,563
Accounts receivable, net	111,441	124,729
Unbilled receivables and costs in excess of billings, net	304,029	382,558
Inventory	335,300	337,216
Prepaid expenses and other current assets	22,493	20,952
Total current assets	953,784	937,018

Property and equipment, net	110,353	119,554
Goodwill	938,093	938,093
Intangible assets, net	250,512	298,051
Operating lease right-of-use assets, net	60,860	63,015
Deferred tax asset	58,612	27,099
Other non-current assets	6,691	8,537
Total assets	$2,378,905	$2,391,367

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$81,068	$103,986
Accrued expenses	42,926	28,423
Accrued compensation	36,398	30,419
Income taxes payable	109	13,874
Deferred revenues and customer advances	73,915	56,562
Total current liabilities	234,416	233,264

Income taxes payable	7,713	5,166
Long-term debt	591,500	511,500
Operating lease liabilities	62,584	66,797
Other non-current liabilities	9,917	7,955
Total liabilities	906,130	824,682

Shareholders’ equity:
Preferred stock	—	—
Common stock	581	570
Additional paid-in capital	1,242,402	1,196,847
Retained earnings	219,799	357,439
Accumulated other comprehensive income	9,993	11,829
Total shareholders’ equity	1,472,775	1,566,685
Total liabilities and shareholders’ equity	$2,378,905	$2,391,367
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Fourth Quarters Ended		Twelve Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net revenues	$248,563	$253,236	$835,275	$973,882
Cost of revenues(1)	175,351	185,852	639,374	657,154
Gross margin	73,212	67,384	195,901	316,728

Operating expenses:
Selling, general and administrative(1)	43,365	32,011	166,786	160,637
Research and development(1)	19,417	27,611	101,328	108,799
Amortization of intangible assets	11,311	12,633	47,661	53,552
Restructuring and other charges	6,781	626	26,170	6,981
Acquisition costs and other related expenses	306	3,401	1,710	8,444
Total operating expenses	81,180	76,282	343,655	338,413

Loss from operations	(7,968)	(8,898)	(147,754)	(21,685)

Interest income	525	724	1,199	1,053
Interest expense	(9,159)	(7,311)	(35,015)	(25,159)
Other (expense) income, net	(1,999)	661	(7,705)	(2,751)

Loss before income tax benefit	(18,601)	(14,824)	(189,275)	(48,542)
Income tax benefit	(7,824)	(6,588)	(51,635)	(20,207)
Net loss	$(10,777)	$(8,236)	$(137,640)	$(28,335)

Basic net loss per share	$(0.19)	$(0.15)	$(2.38)	$(0.50)

Diluted net loss per share	$(0.19)	$(0.15)	$(2.38)	$(0.50)

Weighted-average shares outstanding:
Basic	57,974	56,798	57,738	56,554
Diluted	57,974	56,798	57,738	56,554

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$800	$1,260	$2,919	$2,926
Selling, general and administrative	$5,310	$(2,397)	$16,936	$18,335
Research and development	$1,136	$1,444	$5,814	$6,492
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Fourth Quarters Ended		Twelve Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(10,777)	$(8,236)	$(137,640)	$(28,335)
Depreciation and amortization	21,391	22,502	88,030	97,329
Other non-cash items, net	286	(20,213)	25,764	(16,975)
Cash settlement for termination of interest rate swap	—	—	7,403	5,995
Changes in operating assets and liabilities	60,861	18,557	76,825	(79,268)

Net cash provided by (used in) operating activities	71,761	12,610	60,382	(21,254)

Cash flows from investing activities:
Purchases of property and equipment	(10,348)	(8,846)	(34,291)	(38,796)
Other investing activities	—	85	—	235

Net cash used in investing activities	(10,348)	(8,761)	(34,291)	(38,561)

Cash flows from financing activities:
Proceeds from employee stock plans	1,479	3,099	4,642	5,492
Borrowings under credit facilities	—	40,000	105,000	140,000
Payments under credit facilities	(25,000)	(40,000)	(25,000)	(80,000)
Payments of deferred financing and offering costs	—	—	(1,931)	—
Payments for retirement of common stock	(16)	—	(31)	(63)

Net cash (used in) provided by financing activities	(23,537)	3,099	82,680	65,429

Effect of exchange rate changes on cash and cash equivalents	—	174	187	295

Net increase in cash and cash equivalents	37,876	7,122	108,958	5,909

Cash and cash equivalents at beginning of period	142,645	64,441	71,563	65,654

Cash and cash equivalents at end of period	$180,521	$71,563	$180,521	$71,563
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 12

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 13

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net loss	$(10,777)	$(8,236)	$(137,640)	$(28,335)
Other non-operating adjustments, net	(217)	(1,586)	(592)	(1,589)
Interest expense, net	8,634	6,587	33,816	24,106
Income tax benefit	(7,824)	(6,588)	(51,635)	(20,207)
Depreciation	10,080	9,869	40,369	43,777
Amortization of intangible assets	11,311	12,633	47,661	53,552
Restructuring and other charges	6,781	626	26,170	6,981
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	1,400	3,834	4,370	10,019
Fair value adjustments from purchase accounting	178	177	710	356
Litigation and settlement expense, net	945	(1,246)	4,927	495
COVID related expenses	—	5	—	67
Stock-based and other non-cash compensation expense	10,650	5,859	41,257	43,031
Adjusted EBITDA	$31,161	$21,934	$9,413	$132,253

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Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Fourth Quarters Ended		Twelve Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net cash provided by (used in) operating activities	$71,761	$12,610	$60,382	$(21,254)
Purchases of property and equipment	(10,348)	(8,846)	(34,291)	(38,796)
Free cash flow	$61,413	$3,764	$26,091	$(60,050)

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Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarters Ended
	June 28, 2024		June 30, 2023
Net loss and loss per share	$(10,777)	$(0.19)	$(8,236)	$(0.15)
Other non-operating adjustments, net	(217)		(1,586)
Amortization of intangible assets	11,311		12,633
Restructuring and other charges	6,781		626
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	1,400		3,834
Fair value adjustments from purchase accounting	178		177
Litigation and settlement expense, net	945		(1,246)
COVID related expenses	—		5
Stock-based and other non-cash compensation expense	10,650		5,859
Impact to income taxes(1)	(7,033)		(5,909)
Adjusted income and adjusted earnings per share(2)	$13,238	$0.23	$6,157	$0.11

Diluted weighted-average shares outstanding		58,048		57,059

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the fourth quarters ended June 28, 2024 and June 30, 2023, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Fourth Quarter and Fiscal 2024 Results, Page 16

	Fiscal Years Ended
	June 28, 2024		June 30, 2023
Net loss and loss per share	$(137,640)	$(2.38)	$(28,335)	$(0.50)
Other non-operating adjustments, net	(592)		(1,589)
Amortization of intangible assets	47,661		53,552
Restructuring and other charges	26,170		6,981
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	4,370		10,019
Fair value adjustments from purchase accounting	710		356
Litigation and settlement expense, net	4,927		495
COVID related expenses	—		67
Stock-based and other non-cash compensation expense	41,257		43,031
Impact to income taxes(1)	(26,621)		(27,776)
Adjusted (loss) income and adjusted (loss) earnings per share(2)	$(39,758)	$(0.69)	$56,801	$1.00

Diluted weighted-average shares outstanding		57,738		56,874

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the twelve months ended June 28, 2024 and June 30, 2023.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY